EXHIBIT 1

TRANSACTIONS SINCE THOSE REPORTED IN THE SCHEDULE 13D FILED BY
THE REPORTING PERSONS ON NOVEMBER 15, 2017

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in the Schedule 13D filed by the Reporting Persons on November 15, 2017. Such transactions involved the sale of shares on the NASDAQ Stock Market. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/15/2017	Sale	$16.2567	[1]	12338
11/16/2017	Sale	$16.0742	[2]	11100
11/17/2017	Sale	$16.0091	[3]	3503
11/20/2017	Sale	$16.0025	[4]	800
11/21/2017	Sale	$16.1086	[5]	5711
11/22/2017	Sale	$16.6093	[6]	12400
11/24/2017	Sale	$16.1786	[7]	10993
11/27/2017	Sale	$16.1049	[8]	4700
11/28/2017	Sale	$16.0075	[9]	1400
11/29/2017	Sale	$16.4439	[10]	12500
11/30/2017	Sale	$16.8163	[11]	11800
12/1/2017	Sale	$16.5275	[12]	11700
12/4/2017	Sale	$16.5521	[13]	10881
12/5/2017	Sale	$16.2746	[14]	12600
12/6/2017	Sale	$16.0364	[15]	5600
12/7/2017	Sale	$23.8239	[16]	800000
12/7/2017	Sale	$23.8550	[17]	985952

1 This transaction was executed in multiple trades at prices ranging from $16.03 – 16.33.

2 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.26.

3 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.05.

4 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.02.

5 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.21.

6 This transaction was executed in multiple trades at prices ranging from $16.25 – 16.80.

7 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.57.

8 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.25.

9 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.03.

10 This transaction was executed in multiple trades at prices ranging from $16.065 – 16.74.

11 This transaction was executed in multiple trades at prices ranging from $16.53 – 17.035.

12 This transaction was executed in multiple trades at prices ranging from $16.175 – 16.93.

13 This transaction was executed in multiple trades at prices ranging from $16.33 – 16.89.

14 This transaction was executed in multiple trades at prices ranging from $16.13 – 16.44.

15 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.12.

16 This transaction was executed in multiple trades at prices ranging from $23.78 – 23.89.

17 This transaction was executed in multiple trades at prices ranging from $23.78 – 24.129.